Exhibit 10.10

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

FIRST AMENDMENT TO THE LICENSE AGREEMENT BETWEEN

LEXEO THERAPEUTICS, INC.

AND

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

This First Amendment (“Amendment”) by and between Lexeo Therapeutics, Inc. located at 345 Park Avenue South, Sixth Floor, New York, NY 10010 (“LICENSEE”) and The Regents of the University of California a California public corporation having its statewide administrative offices at 1111 Franklin Street, Oakland, California 94607-5200 (“UNIVERSITY”), represented by its San Diego campus having an address at University of California San Diego, Office of Innovation and Commercialization, Mail Code 0910, 9500 Gilman Drive, La Jolla, California 92093-0910 (“UC SAN DIEGO”) is made and effective as of the last date of signature (“Effective Date”).

WHEREAS, LICENSEE and UNIVERSITY entered into a License Agreement, effective on October 4, 2021 (“License Agreement”, UC Agreement Control No. [***]), that exclusively licensed UNIVERSITY’s rights to the patent application entitled “Gene Therapy for Arrhythmogenic Right Ventricular Cardiomyopathy” (“Patent Rights”), UCSD Case No. [***], and related written nonpublic technical information to LICENSEE.

WHEREAS, LICENSEE and UNIVERSITY mutually desire to amend the Agreement pursuant to Section 10.10 as set forth below;

NOW THEREFORE, in consideration of the premises and mutual covenants herein, the parties agree as follows:

1.
Paragraph 1.23 shall be deleted and replaced with: “Technology” means the written nonpublic technical information, if any, relating to the Invention which the Inventors provided to LICENSEE prior to the Effective Date and which is detailed in Exhibit C. For clarity, technology also includes any information or other intellectual property embodied in the Invention, including information that was confidential at any time before the Effective Date.
2.
Article 5 shall be renamed “Intellectual Property Matters”.
3.
Paragraph 5.2 shall be renamed “Intellectual Property Litigation”.
4.
Paragraph 5.2(b) shall be added and shall state: To the extent permitted by law, LICENSEE shall have the right to initiate suit to correct inventorship of patent(s) assigned to third parties relating to the subject matter of the Invention to include as a named inventor an Inventor (“Inventorship Claims”). If UNIVERSITY (based on actual knowledge of the licensing professional responsible for administering this Invention) or LICENSEE learns of potential Inventorship Claims, the knowledgeable party promptly will inform the other party of the potential Inventorship Claim and provide evidence relevant to the potential Inventorship Claim available to the knowledgeable party (“Inventorship Claim Notice”). UNIVERSITY and LICENSEE agree to discuss and determine how best to proceed. [***] after the Inventorship Claim Notice, or earlier by agreement of UNIVERSITY and LICENSEE or to comply with an applicable statutory or equitable deadline to file, LICENSEE may inform UNIVERSITY of its intention to initiate suit, and LICENSEE shall initiate suit as soon as practicable thereafter, subject to the additional requirements set forth in this section. If LICENSEE has not declared its intention to initiate suit within [***] of the Inventorship Claim Notice, then UNIVERSITY may initiate suit. Any such patent(s) or patent application(s) for which inventorship is corrected in connection with an Inventorship Claim shall be automatically included within the scope of Patent Rights, as defined in Section 1.18.

5.
Paragraph 5.2(c) shall be added and shall state: To the extent permitted by law, LICENSEE shall have the right to file suit to protect its exclusive license to use Technology in the Field within the Territory, and during the Term, including the right to file suit based on misuse of information or other intellectual property within the scope of the Technology, and other related claims (“Information Claims”). If UNIVERSITY (based on actual knowledge of the licensing professional responsible for administering this Invention) or LICENSEE learns of potential Information Claims, the knowledgeable party promptly will inform the other party of the potential Information Claim and provide evidence relevant to the potential Information Claim available to the knowledgeable party (“Information Claim Notice”). UNIVERSITY and LICENSEE agree to discuss and determine how best to proceed. [***] after the Information Claim Notice, or earlier by agreement of UNIVERSITY and LICENSEE or to comply with an applicable statutory or equitable deadline to file, LICENSEE may inform UNIVERSITY of its intention to initiate suit, and LICENSEE shall initiate suit as soon as practicable thereafter, subject to the additional requirements set forth in this section. If LICENSEE has not initiated suit within [***] of the Information Claim Notice, then UNIVERSITY may initiate suit. Any information or other intellectual property that is assigned or licensed to UNIVERSITY in connection with an Information Claim shall be automatically included within the scope of Technology, as defined in Paragraph 1.23.
6.
The final paragraph in Paragraph 5.2 shall be deleted and replaced with: Notwithstanding the foregoing: (1) UNIVERSITY may not be joined in any suit without its prior written consent; (2) LICENSEE may not admit liability or wrongdoing on behalf of UNIVERSITY without its prior written consent; (3) Each party will cooperate with the other in litigation initiated under Paragraph 5.2, but at the expense of the party who initiated the suit; (4) If UNIVERSITY is joined in any suit under Paragraph 5.2, LICENSEE will pay all of UNIVERSITY’s costs; (5) If UNIVERSITY is a party to a suit under Paragraph 5.2, then the recovery to UNIVERSITY will be greater than or equal to [***] of net recoveries; (6) Any agreement made by LICENSEE for purposes of settling litigation or other dispute regarding Patent Rights, Inventorship Claims, or Information Claims will comply with the requirements of Paragraph 2.2 (Sublicense); and (7) If LICENSEE or UNIVERSITY (but not both) sues a third party for infringement of Patent Rights, Inventorship Claims, or Information Claims, then the non-suing party may not thereafter sue such infringer for the acts of infringement raised in the suit.

7.
Capitalized terms used herein that are not otherwise defined shall have the same meanings ascribed to such terms in the Agreement.

8.
If the terms of the Agreement in any way conflict with or are otherwise inconsistent with the terms of this Amendment, the terms of this Amendment shall govern and control.

9.
Except as modified herein, the above-referenced Agreement, and the subsequent Amendments shall remain in full force and effect and is hereby incorporated by reference. The Agreement, as amended and modified, constitutes the entire agreement and understanding between the parties.

10.
This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the Effective Date.

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA		LEXEO THERAPEUTICS, INC.

By:	/s/ Victoria Cajipe, Ph.D.
Victoria Cajipe, Ph.D.		By:	/s/ Jenny Robertson
Associate Director, Innovation &		Print Name:	Jenny Robertson
Commercialization		Title:	Chief Business & Legal Officer
Date:	8/7/2024	Date:	8/8/2024